                                                                     Exhibit 4.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

          This SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is entered into as of this 18th day of December, 2003, by and among UNITED AGRI PRODUCTS, INC., a Delaware corporation ("U.S. Borrower"), UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada ("Canadian Borrower", and collectively with U.S. Borrower, the "Borrowers"), the other persons designated as Credit Parties on the signature pages hereof, the financial institutions who are parties to this Amendment as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Agent") and GE CANADA FINANCE INC., an entity organized under the federal laws of Canada ("Canadian Agent", and collectively with U.S. Agent, "Agents"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

                                    RECITALS
                                    --------

     WHEREAS, the Borrowers, certain Credit Parties, Agents and Lenders have entered into that certain Credit Agreement dated as of November 24, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement" ); and

     WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein.

     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

          1.   Amendment.

               (a) The cover page of the Credit Agreement is hereby amended and restated in its entirety in its entirety to read as set forth in Annex I attached hereto.

               (b) Section 1.1(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Subject to the terms and conditions hereof, each Lender agrees, severally and not jointly, to make available to U.S. Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a "U.S. Revolving Credit Advance") requested by U.S. Borrower. The Pro Rata Share of the U.S. Revolving Loan of any Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate Revolving Loan Commitment. U.S. Revolving Credit Advances may be repaid and reborrowed from time to time until the Commitment Termination Date; provided, that the amount of any U.S. Revolving Credit Advance to be made at any time shall not exceed U.S. Borrowing Availability. The U.S. Revolving Loan shall be repaid in full on the Commitment Termination Date. If at any time the outstanding U.S. Revolving Loan (including the Swing Line Loan and, if applicable, the In-Season Overadvance) exceeds the U.S. Borrowing Base, plus the Maximum In-Season

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Overadvance or if the outstanding U.S. Revolving Loan (including the Swing Line
Loan but excluding, if applicable, the In-Season Overadvance) exceeds the U.S. Borrowing Base (such excess, a "U.S. Overadvance"), Lenders shall not be obligated to make U.S. Revolving Credit Advances and no additional Letters of Credit shall be issued. The U.S. Revolving Loan must be repaid and/or Letters of Credit cash collateralized in an amount sufficient to eliminate any such U.S. Overadvance (a "U.S. Pay Down") within 15 days following notice by Agent to Borrower Representative that such U.S. Overadvance has occurred or will occur as a result of the imposition of Reserves or changes in the criteria set forth in Sections 1.7 or 1.8 which make less credit available. In all other cases, such U.S. Pay Down must occur immediately. Notwithstanding anything to the contrary, no Lender (other than Agent with respect to the In-Season Overadvance) shall be obligated to make any U.S. Revolving Credit Advance if such Lender's Pro Rata Share of the U.S. Revolving Loan exceeds or would exceed such Lender's Pro Rata Share of the U.S. Borrowing Base."

               (c) Section 1.5(a) of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof:

          "Any reduction in the Revolving Loan Commitment shall be made on a pro rata basis among the Lenders based on each Lender's Pro Rata Share."

               (d) Sections 7.2(c)(i) and (ii) of the Credit Agreement are hereby amended to insert "increase in the" immediately following "the outstanding amount of the" in each place it appears therein.

               (e) Section 8.1(a) of the Credit Agreement is hereby amended to insert "except GE Capital will not assign its Commitments, Loans or Loan Documents with respect to the In-Season Overadvance" immediately before the "." at the end of the first sentence thereof.

               (f) Section 8.2(i)(ii) is hereby amended to delete the reference to Section 8.2(h)(i) in each place it appears and replace it with "Section 8.2(i)(i)".

               (g) Section 8.2(i)(iii) is hereby amended to delete the reference to Section 8.2(h) in each place it appears and replace it with "Section 8.2(i)".

               (h) Section 9.2(c)(i) of the Credit Agreement is hereby amended to (i) delete "(vii)" in the fourteenth line of such section and replace it with "(viii)"and (ii) insert immediately preceding "and (viii)" in the fourteenth line of such section "(vii) change the final sentence of Section 1.5(a) as amended by amendment number two to this Agreement;".

               (i) Section 9.13 is hereby amended to (i) insert "Affiliates of a Lender with a need to know such information," immediately following the word "including" in the fifth line thereof and (ii) insert "each of whom shall be obligated to keep such information confidential" immediately before the "." at the end of the first sentence thereof.

               (j) The definition of "Interest Rate Agreement" is hereby amended to delete the words "between Borrowers and any third party" and replace it with "between Borrowers and any Lender or any third party".

                                        2

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               (k)  The definition of "Leverage Ratio" in Annex A of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

          ""Leverage Ratio" means, with respect to Borrowers and their Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (calculated based on the average daily closing balance of the Revolving Loans less cash on hand for the twelve months preceding and including any date of determination), to (b) the sum of EBITDA for the twelve months preceding such date of determination. For purposes of calculating the Leverage ratio for periods prior to the Closing Date, Revolving Loans shall be deemed to be $332.9 million for December 2002, negative $9.4 million for January 2003, negative $78.4 million for February 2003, negative $34.9 million for March 2003, $80.5 million for April 2003, $193.7 million for May 2003, $165.4 million of June 2003, $357.7 million for July 2003, $279.9 million for August 2003, $294.7 million for September 2003, $299.9 million for October 2003 and $192.8 million for November 2003."

               (l) Exhibit 1.1(a)(i) is hereby amended to delete the words "outstanding amount" in the tenth line of the final paragraph thereof and insert in place thereof "increase in the amount".

               (m) Exhibit 1.2(e) is hereby amended to delete the words "outstanding amount" in the tenth line of the final paragraph thereof and insert in place thereof "increase in the amount".

          2. Representations and Warranties of Credit Parties. The Credit Parties represent and warrant that:

               (a) the execution, delivery and performance by the Credit Parties of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

               (b) after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

          3. Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agents):

               (a) execution and delivery of this Amendment by Requisite Lenders and the Credit Parties; and

               (b) the representations and warranties contained herein shall be true and correct in all respects.

                                        3

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          4.   Reference To And Effect Upon The Credit Agreement.

               (a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

               (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agents or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

          5. Costs And Expenses. As provided in Section 1.3(e) of the Credit Agreement, the Borrowers agree to reimburse Agents for all fees, costs and expenses in connection with this Amendment, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

          6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

          7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

          8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          9. Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

                            (Signature pages follow)

                                        4

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first written above.


                                        LENDERS:
                                        -------

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Agent, an L/C Issuer and a Lender


                                        By:  /s/ Marc Robinson
                                            ------------------------------------
                                             Its Duly Authorized Signatory
                                             Name:  Marc Robinson
                                             Title: Vice President


                                        GE CANADA FINANCE INC., as Canadian
                                        Agent


                                        By:  /s/ Marc Robinson
                                            ------------------------------------
                                             Its Duly Authorized Signatory
                                             Name:  Marc Robinson
                                             Title: Vice President


                                        UBS LOAN FINANCE LLC, as a Lender


                                        By:  /s/ Wilfred V. Saint
                                            ------------------------------------
                                        Name:  Wilfred V. Saint
                                        Title: Associate Director
                                               Banking Products Services, U.S.


                                        By:  /s/ Thomas R. Salzano
                                            ------------------------------------
                                        Name:  Thomas R. Salzano
                                        Title: Director
                                               Banking Products Services, U.S.

                                        BORROWERS:
                                        ---------

                                        UNITED AGRI PRODUCTS CANADA INC., as
                                        Canadian Borrower


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        UNITED AGRI PRODUCTS, INC., as U.S.
                                        Borrower


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary



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     The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers and acknowledge and agree to the foregoing (including, without limitation, Section 9 hereof) in such capacity.

                                        UAP HOLDING CORP.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary


                                        AG-CHEM, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary


                                        BALCOM CHEMICALS, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary


                                        UAP 23, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary



                                        CROPMATE COMPANY


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary



                                        CSK ENTERPRISES, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary



                                      S-3

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                                        GAC 26, INC.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                           Name:  Todd A. Suko
                                           Title: Vice President & Secretary


                                        GROWER SERVICE CORPORATION (NEW YORK)


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                           Name:  Todd A. Suko
                                           Title: Vice President & Secretary


                                        HACO, INC.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                           Name:  Todd A. Suko
                                           Title: Vice President & Secretary


                                        LOVELAND INDUSTRIES, INC.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                           Name:  Todd A. Suko
                                           Title: Vice President & Secretary


                                        LOVELAND PRODUCTS, INC.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                           Name:  Todd A. Suko
                                           Title: Vice President & Secretary


                                        MIDWEST AGRICULTURE WAREHOUSE CO.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                           Name:  Todd A. Suko
                                           Title: Vice President & Secretary

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                                        OSTLUND CHEMICAL CO.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        PLATTE CHEMICAL CO.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        PUEBLO CHEMICAL & SUPPLY CO.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary

                                        RAVAN PRODUCTS, INC.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary



                                        S.E. ENTERPRISES, INC.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        SNAKE RIVER CHEMICALS, INC.


                                        By: /s/ Todd A. Suko
                                           -------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


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                                        TRANSBAS, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        TRI-RIVER CHEMICAL COMPANY, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        TRI-STATE CHEMICALS, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        TRI-STATE DELTA CHEMICALS, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        UAP RECEIVABLES CORPORATION


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        UAP 22, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary

                                        UAP/GA AG CHEM, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        UAPLP, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary

                                        UNITED AGRI PRODUCTS-FLORIDA, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        UNITED AGRI PRODUCTS FINANCIAL SERVICES,
                                        INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        VERDICON, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                        YVC, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name: Todd A. Suko
                                            Title: Vice President & Secretary


                                      S-7

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                                        UAP 27, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary


                                        GENMARKS, INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary



                                        2326396 CANADA INC.


                                        By: /s/ Todd A. Suko
                                            ------------------------------------
                                            Name:  Todd A. Suko
                                            Title: Vice President & Secretary



                                      S-8